Exhibit 10.2

FORM OF

SALE AGREEMENT

by and between

[SANTANDER] DRIVE AUTO RECEIVABLES TRUST 20[ ]-[ ],

as Issuer

and

SANTANDER DRIVE AUTO RECEIVABLES LLC,

as Seller

Dated as of [____], 20[ ]

-i-	Sale Agreement (20[ ]-[ ])

TABLE OF CONTENTS

(continued)

Page

Schedule I	Notice Addresses

Exhibit A	Form of Assignment pursuant to Sale Agreement

Exhibit B	Perfection Representations, Warranties and Covenants

Appendix A	Definitions

-ii-	Sale Agreement (20[ ]-[ ])

THIS SALE AGREEMENT, dated as of [    ], 20[ ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is by and between [SANTANDER] DRIVE AUTO RECEIVABLES TRUST 20[ ]-[ ], a Delaware statutory trust (the “Issuer”), and SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company, as seller (the “Seller”).

WHEREAS, the Issuer desires to purchase [from time to time] from the Seller a portfolio of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, heavy-duty trucks, light-duty trucks, SUVs and vans;

WHEREAS, the Seller is willing to sell such portfolio of motor vehicle receivables and related property to the Issuer; [and]

[WHEREAS, pursuant to the Receivables Contribution Agreement, the Issuer will convey such motor vehicle receivables to the Grantor Trust and will hold a trust certificate evidencing the entire beneficial interest in the Grantor Trust; and]

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and

Sale Agreement (20[ ]-[ ])

(h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CONVEYANCE OF TRANSFERRED ASSETS; PROTECTION OF TITLE

SECTION 2.1 Conveyance of Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller of all of the Notes and the Certificate on the Closing Date, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Transferred Assets, as evidenced by an assignment substantially in the form of Exhibit A hereto delivered on the Closing Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 [Conveyance of Additional Transferred Assets. In consideration of the Issuer’s sale and delivery to, or upon the order of, the Seller on each Funding Date, the Issuer does hereby irrevocably sell, transfer, assign, contribute and otherwise convey to the Grantor Trust without recourse (subject to the obligations herein) on the related on each Funding Date all right, title and interest of the Issuer, whether now owned or hereafter acquired, in, to and under the additional Transferred Assets, as evidenced by an assignment substantially in the form of Exhibit A. The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller, the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.]

SECTION 2.3 [Conditions to Funding Dates. On each Funding Date, the Issuer shall acquire additional Transferred Assets from the Seller pursuant to Section 2.2 (and the Seller shall have acquired the related additional Purchased Assets from Santander Consumer pursuant to the Purchase Agreement). The sale, transfer, assignment, contribution and conveyance of any additional Transferred Assets on a Funding Date will be subject to the satisfaction of the following conditions on or before such Funding Date:

(a) The Notice of Funding Date has been delivered pursuant to the Purchase Agreement.

(b) Santander Consumer has delivered to the Indenture Trustee the executed Assignment pursuant to Section 2.2 of the Purchase Agreement, the Seller has delivered to the Indenture Trustee the executed Assignment pursuant to Section 2.2 of this Agreement and the Issuer has delivered to the Indenture Trustee the executed Assignment pursuant to Section 2.2 of the Receivables Contribution Agreement, in each case with respect to the related Additional Receivables.]

2	Sale Agreement (20[ ]-[ ])

SECTION 2.4 Protection of Title.

(a) The Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation and other financing statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer[, the Grantor Trust] and the Indenture Trustee under this Agreement in the Purchased Assets (to the extent that the interest of the Issuer[, the Grantor Trust] or the Indenture Trustee therein can be perfected by the filing of a financing statement). The Seller shall deliver (or cause to be delivered) to the Issuer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall notify the Issuer and the Administrator in writing within ten (10) days following the occurrence of (i) any change in the Seller’s organizational structure as a limited liability company and (ii) any change in the Seller’s name. The Seller shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary to amend all previously filed financing statements or continuation statements described in clause (a) above to maintain perfection of the Issuer[ and the Grantor Trust] in the Receivables and shall have delivered to the Indenture Trustee within thirty (30) days after such change an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer[ and the Grantor Trust] in the Receivables or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(c) The Seller shall give the Issuer, the Administrator and the Indenture Trustee at least five days’ prior written notice of any change of location of the Seller for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable to amend all previously filed financing statements or continuation statements described in clause (a) above.

SECTION 2.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Seller shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Issuer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title and interest of the Issuer in, to and under such Receivables and other property transferred to the Issuer against all claims of third parties claiming through or under the Seller.

SECTION 2.6 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and conveyances rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Transferred Assets shall not be part of the Seller’s estate in the event

3	Sale Agreement (20[ ]-[ ])

of a bankruptcy or insolvency of the Seller. The sales and transfers by the Seller of Receivables and related Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Seller, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Seller are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Transferred Assets are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Transferred Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 [and Section 2.2] shall be deemed to be a grant by the Seller of, and the Seller hereby grants to the Issuer, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Transferred Assets, to secure such indebtedness and the performance of the obligations of the Seller hereunder;

(iii) The possession by the Issuer[, the Grantor Trust], or the Servicer as the Issuer’s[ and the Grantor Trust’s] agent, of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents, as applicable, of the Issuer for the purpose of perfecting such security interest under applicable law.

ARTICLE III

THE SELLER

SECTION 3.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties as of the Closing Date on which the Issuer will be deemed to have relied in acquiring the Transferred Assets. The representations and warranties speak as of the execution and delivery of this Agreement and will survive the conveyance of the Transferred Assets to the Issuer pursuant to this Agreement[, the conveyance of the Transferred

4	Sale Agreement (20[ ]-[ ])

Assets to the Grantor Trust] and the pledge thereof by the Issuer [and the Grantor Trust] to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture:

(a) Existence and Power. The Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under the Transaction Documents to which it is a party. The Seller has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Transferred Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Seller and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any indenture or agreement to which the Seller is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Transferred Assets or would not materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity.

(e) Lien Filings. The Seller is not aware of any material judgment, ERISA or tax lien filings against the Seller.

(f) No Proceedings. There are no actions, orders, suits, investigations or Proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the

5	Sale Agreement (20[ ]-[ ])

consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, or (iv) relate to the Seller that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(g) Investment Company Act. The Seller is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of the Investment Company Act of 1940, as amended.

(h) Assignment. The Receivables and the other Transferred Assets have been validly assigned by the Seller to the Issuer.

(i) Security Interests. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Issuer which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(j) Creation, Perfection and Priority of Security Interests. The representations and warranties regarding creation, perfection and priority of security interests in the Transferred Assets, which are attached to this Agreement as Exhibit B, are true and correct.

(k) Reserve Account Deposit. On the Closing Date, the Seller will cause the amount available in the Reserve Account to equal the Initial Reserve Account Deposit Amount through a cash deposit from proceeds of the sale of the Notes.

SECTION 3.2 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any entity (i) into which the Seller may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole or any entity resulting from any merger, sale, transfer, conversion or consolidation to which the Seller shall be a party, or any entity succeeding to the business of the Seller or (ii) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Banco Santander, S.A. and which executes an agreement of assumption to perform every obligation of the Seller under this agreement, shall be the successor to the Seller under this Agreement, in each case, without the execution or filing of any additional paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Within thirty days following the consummation of any of the foregoing transactions in which the Seller is not the surviving entity, the Seller shall deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been

6	Sale Agreement (20[ ]-[ ])

executed and filed that are necessary to preserve and protect the interest of the Issuer in the Receivables and the other Transferred Assets or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

SECTION 3.3 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 3.4 Seller May Own Notes[ or Certificates]. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes [or Certificates] with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes or Certificates so owned by the Seller or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes[ or Certificates, as applicable]. Unless all Notes or all Certificates are owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator, Santander Consumer or any of their respective Affiliates, any Notes[ or Certificates, as applicable,] owned by the Issuer, the Seller, any Certificateholder, the Servicer, the Administrator, Santander Consumer or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

SECTION 3.5 Sarbanes-Oxley Act Requirements. To the extent any documents are required to be filed or any certification is required to be made with respect to the Issuer or the Notes pursuant to the Sarbanes-Oxley Act, the Issuer hereby authorizes the Seller to prepare, sign, certify and file any such documents or certifications on behalf of the Issuer.

SECTION 3.6 Compliance with Organizational Documents. The Seller shall comply in all material respects with its limited liability company agreement and other organizational documents.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Amendment.

(a) Any term or provision of this Agreement (including Appendix A) may be amended by the Seller, without the consent of the Servicer, the Indenture Trustee, any Noteholder, the Issuer, [the Grantor Trust, the Grantor Trust Trustee,] [the Swap Counterparty,] the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

7	Sale Agreement (20[ ]-[ ])

(i) the Seller delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Seller notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement (including Appendix A) may also be amended from time to time by the Seller, with the consent of the Noteholders evidencing not less than a majority of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or change or delay the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note or (ii) reduce the percentage of the aggregate outstanding principal amount of the Outstanding Notes, the consent of which is required to consent to any matter without the consent of the Holders of at least the percentage of the Note Balance which was required to consent to such matter before giving effect to such amendment[; provided, further, that such amendment shall not materially and adversely affect the rights or obligations of the Swap Counterparty under this Sale Agreement unless the Swap Counterparty shall have consented in writing to such amendment (which consent shall not be unreasonably withheld or delayed)]. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c) Any term or provision of this Agreement (including Appendix A) may also be amended from time to time by the Seller, for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates without the consent of the Servicer, the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] or any other Person; provided, however, that the Seller shall provide written notification of such amendment to the Servicer, the Indenture Trustee, the Issuer[,][ and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to the Indenture Trustee, the Issuer, the Servicer[,][and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee].

(d) Prior to the execution of any such amendment, the Seller shall provide written notification of the substance of such amendment to each Rating Agency [,][and] the Owner Trustee[ and the Grantor Trust Trustee]; and promptly after the execution of any such amendment, the Seller shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee; provided, notwithstanding anything herein to the contrary, that no amendment pursuant to this Section 4.1 shall be effective

8	Sale Agreement (20[ ]-[ ])

which adversely affects the rights, protections or duties of the Indenture Trustee (including when performing its duties as Relevant Trustee)[,][or] the Owner Trustee [or the Grantor Trust Trustee] without the prior written consent of such Person (which consent in each case shall not be unreasonably withheld or delayed).

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee (if the Indenture Trustee is then the Relevant Trustee) shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer [or the Grantor Trust, as applicable,] any such amendment which adversely affects the Owner Trustee’s[, the Grantor Trust Trustee’s] or the Indenture Trustee’s (including when performing its duties as Relevant Trustee), as applicable, own rights, duties or immunities under this Agreement.

(f) Notwithstanding subsections (a) and (b) of this Section 4.1, this Agreement may only be amended by the Seller if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates, such Person (or Persons), consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Seller or an Opinion of Counsel delivered to the Indenture Trustee[,][ and] the Owner Trustee[ and the Grantor Trust Trustee], materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by Santander Consumer and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of Santander Consumer or any Affiliate thereof to such effect. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (f) shall be required in connection with an amendment to this Agreement pursuant to subsection (c) of this Section 4.1.

(g) [Notwithstanding anything under this Section 4.1 or in any other Transaction Document to the contrary, this Agreement may be amended by the Seller without the consent of any Noteholder or any other Person, and without satisfying any other provisions of this Agreement related to amendments thereto or in any other Basic Document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies and the Indenture Trustee on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s or the Owner Trustee’s rights, indemnities or obligations without the Indenture Trustee’s or the Owner Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.]

9	Sale Agreement (20[ ]-[ ])

(h) [Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as other than a corporation and the Grantor Trust as a grantor trust under the Code, without the consent of all of the Noteholders and all of the Certificateholders, no amendment shall be made to this Agreement that would cause the Issuer or the Grantor Trust (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Issuer or the Grantor Trust to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.]

SECTION 4.2 Information Requests. The parties hereto shall provide any information reasonably requested by Santander Consumer, the Administrator, the Servicer, the Issuer[, the Grantor Trust], the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 4.3 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or by electronic transmission, and addressed in each case as set forth on Schedule I hereto or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.5 Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.6 Counterparts and Electronic Signature. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied

10	Sale Agreement (20[ ]-[ ])

manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Notwithstanding the foregoing, with respect to any notice provided for in this Agreement or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

SECTION 4.7 Waivers. No failure or delay on the part of the Seller or the Issuer in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Seller expressly acknowledges and consents to the pledge, assignment and Grant of a security interest in the Receivables, the other Transferred Assets and the Issuer’s[ and the Grantor Trust’s] rights under this Agreement by the Issuer[ and the Grantor Trust, as applicable,] to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Seller hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture

11	Sale Agreement (20[ ]-[ ])

Trustee will have the right to exercise all powers, privileges and claims of the Issuer[ and the Grantor Trust] under this Agreement in the event that the Issuer[ or the Grantor Trust] shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party hereto shall not commence or join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section 4.13 shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.3 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

12	Sale Agreement (20[ ]-[ ])

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Limitation of Liability. It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by [_________], not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by [_________], but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [_________], individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) [_________] has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or any other Person in this Agreement or in the Purchase Agreement and (e) under no circumstances shall [_________] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 4.16 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and [_________], in its individual capacity and as Owner Trustee [the Certificate Paying Agent and the Grantor Trust Trustee] shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 4.17 [Liability of Seller. The Seller’s obligations under this Section 4.17 are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Issuer, the Servicer, the Indenture Trustee[,][ and] the Owner Trustee[, the Certificate Paying Agent, the Grantor Trust and the Grantor Trust Trustee], by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee[, the Certificate Paying Agent, the Grantor Trust, the Grantor Trust Trustee] or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer,[ the Grantor Trust, the Certificate Paying Agent,] the Servicer, the Indenture Trustee or the Owner

13	Sale Agreement (20[ ]-[ ])

Trustee[ or the Grantor Trust Trustee], as applicable, further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee[,][ and] the Owner Trustee[, the Certificate Paying Agent, the Grantor Trust and the Grantor Trust Trustee] each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 4.17 and the terms of this Section 4.17 may be enforced by an action for specific performance. The provisions of this Section 4.17 will be for the benefit of those entitled to rely thereon and will survive the termination or assignment of this Agreement, and the resignation or removal of any indemnified party.]

[SIGNATURES FOLLOW]

14	Sale Agreement (20[ ]-[ ])

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller

By:
Name:
Title:

[SANTANDER] DRIVE AUTO RECEIVABLES TRUST 20[ ]-[ ], as Issuer

By:	[ ],
not in its individual capacity but
solely as Owner Trustee

By:
Name:
Title:

S-1	Sale Agreement (20[ ]-[ ])

SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

[Santander] Drive Auto Receivables Trust 20[ ]-[ ]

[    ]

Facsimile: [  ]

Attention: [  ]

with copies to the Administrator and the Indenture Trustee

[If to the Grantor Trust:

[Santander] Drive Auto Receivables Grantor Trust 20[ ]-[ ]

[    ]

Facsimile: [  ]

Attention: [  ]

with copies to the Administrator and the Indenture Trustee]

If to Santander Consumer[, the Servicer] or the Administrator:

Santander Consumer USA Inc.

1601 Elm Street, Suite 800

Dallas, Texas 75201

Facsimile: [  ]

Attention: [  ]

Email: [  ]

If to the Servicer:

[       ]

[       ]

Facsimile: [  ]

Attention: [  ]

Email: [  ]

I-1	Schedule I to the Sale Agreement

If to the Seller:

Santander Drive Auto Receivables LLC

1601 Elm Street, Suite 800

Dallas, Texas 75201

Facsimile: [  ]

Attention: [  ]

Email: [  ]

If to the Indenture Trustee, Certificate Paying Agent or Certificate Registrar:

[    ]

If to the Owner Trustee:

[    ]

If to the Asset Representations Reviewer:

[    ]

I-2	Schedule I to the Sale Agreement

EXHIBIT A

FORM OF ASSIGNMENT PURSUANT TO SALE AGREEMENT

[_____], 20[ ]

For value received, in accordance with the Sale Agreement (the “Agreement”), dated as of [____], 20[ ], by and between [Santander] Drive Auto Receivables Trust 20[ ]-[ ], a Delaware statutory trust (the “Issuer”), and Santander Drive Auto Receivables LLC, a Delaware limited liability company (the “Seller”), on the terms and subject to the conditions set forth in the Agreement, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer on the Closing Date, without recourse (subject to the obligations in the Agreement) all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the Receivables set forth on the schedule of Receivables delivered by the Seller to the Issuer on the date hereof, the Collections after the [Initial] Cut-Off Date][related Cut-Off Date], the Receivable Files and the Related Security relating thereto, together with all of the Seller’s rights under the Purchase Agreement and all proceeds of the foregoing, which sale shall be effective as of the [Initial] Cut-Off Date][related Cut-Off Date].

The foregoing sale does not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller or the Originator to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

[Remainder of page intentionally left blank.]

A-1	Exhibit A to the Sale Agreement

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:
Name:
Title:

A-2	Exhibit A to the Sale Agreement

EXHIBIT B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Agreement, the Seller hereby represents, warrants, and covenants to the Issuer as follows on the Closing Date [(solely with respect to the initial Transferred Assets) and on each Funding Date (solely with respect to the related additional Transferred Assets)]:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Transferred Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

2. The Receivables constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC. If a Receivable constitutes “electronic chattel paper,” Santander Consumer has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party.

Creation

4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien created by Santander Consumer (except any Lien which will be released prior to assignment of such Receivable under the Sale Agreement), and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien created by Santander Consumer (other than Permitted Liens).

5. The Seller has received all consents and approvals to the sale of the Receivables hereunder to the Issuer required by the terms of the Receivables that constitute instruments.

Perfection

6. The Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Seller to Issuer, and the security interest in the Receivables granted to the Issuer hereunder; and the Servicer, in its capacity as custodian, has in its possession (directly or through a subcustodian) the original copies of such instruments or tangible chattel paper that constitute or

B-1	Exhibit B to the Sale Agreement

evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser”.

7. With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i)	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the [Issuer][Grantor Trust]; or

(ii)

Such instruments or tangible chattel paper are in the possession of the Servicer (directly or through a subcustodian) and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer, in its capacity as custodian, is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the [Issuer][Grantor Trust]; or

(iii)

The Servicer (directly or through a subcustodian) received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the [Issuer][Grantor Trust].

Priority

8. Neither the Seller nor Santander Consumer has authorized the filing of, or is aware of any financing statements against either the Seller or Santander Consumer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by Santander Consumer to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement,[ (iii) relating to the conveyance of the Receivables by the Issuer to the Grantor Trust under the Receivables Contribution Agreement,] [(iii)][(iv)] relating to the security interest granted by the Issuer to the Indenture Trustee under the Indenture or [(iv)][(v)] that has been terminated.

9. Neither the Seller nor Santander Consumer is aware of any material judgment, ERISA or tax lien filings against either the Seller or Santander Consumer.

10. Neither the Seller nor Santander Consumer nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer (or its subcustodian).

11. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer[, the Grantor Trust] or the Indenture Trustee.

B-2	Exhibit B to the Sale Agreement

Survival of Perfection Representations

12. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. The Seller shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Exhibit B, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

B-3	Exhibit B to the Sale Agreement

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“144A Notes” means [the Class E Notes and] any Note retained by the Depositor or an Affiliate thereof on the Closing Date.

“60-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than Repurchased Receivables and Defaulted Receivables) that are sixty (60) or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with Customary Servicing Practices.

“Accrued Class A Note Interest” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class B Note Interest” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class C Note Interest” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Accrued Interest for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall for such Payment Date.

“Accrued Class D Note Interest” means, with respect to any Payment Date, the sum of the Class D Noteholders’ Monthly Accrued Interest for such Payment Date and the Class D Noteholders’ Interest Carryover Shortfall for such Payment Date.

[“Accrued Class E Note Interest” means, with respect to any Payment Date, the sum of the Class E Noteholders’ Monthly Accrued Interest for such Payment Date and the Class E Noteholders’ Interest Carryover Shortfall for such Payment Date.]

[“Accumulation Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Administration Agreement.]

[“Accumulation Account Draw Amount” means, for any Payment Date, an amount equal to the amount of cash or other immediately available funds on deposit in the Accumulation Account (excluding any net investment earnings) on such Payment Date (before giving effect to all deposits to and withdrawals from the Accumulation Account on such Payment Date).]

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

[“Additional Conveyed Assets” means, on any Funding Date, (a) the Addition Transferred Assets, (b) all of the Issuer’s related rights under the Sale Agreement and (c) all proceeds of the foregoing.]

Definitions (20[ ]-[ ])

[“Additional Purchased Assets” has the meaning set forth in Section 2.2 of the Purchase Agreement.]

[“Additional Receivable” means any Contract with respect to a new or used automobile, light-duty truck, SUV or van which shall appear on the Schedule of Receivables on a Funding Date and all Related Security in connection therewith which has not been released from the lien of the Indenture.]

[“Additional Receivables Purchase Amount” means, on any Funding Date, an amount (not less than zero) equal to the lesser of (a) the aggregate outstanding Principal Balance of the Additional Receivables purchased by the [Issuer on such date in accordance with Section 2.2 of the Sale Agreement][Grantor Trust on such date in accordance with Section 2.2 of the Receivables Contribution Agreement] and (b) the amount on deposit in the Accumulation Account on such date (other than any net investment earnings).]

[“Additional Transferred Assets” means, on any Funding Date, (a) the Additional Purchased Assets acquired by the Seller on such Funding Date, (b) all of the Seller’s related rights under the Purchase Agreement, including the rights to enforce any related repurchase obligations of Santander Consumer for breaches of the representations and warranties of Santander Consumer set forth in Schedule II to the Purchase Agreement and (c) all proceeds of the foregoing.]

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, between the Administrator, the Issuer, [the Grantor Trust] and the Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Administration Fee” means, for any Payment Date, the product of (A) one-twelfth, (B) the Administration Fee Rate and (C) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Administration Fee Rate” means [•]% per annum.

“Administrator” means Santander Consumer, or any successor Administrator under the Administration Agreement.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“AML Law” means the laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

[“Amortization Period” means the period beginning on the earlier of (a) the Payment Date in [•] 20[•] or (b) the Payment Date on or immediately following the date on which an

A-2	Definitions (20[ ]-[ ])

Early Amortization Event occurs and ending on the earlier of (i) the Payment Date on which the Notes have been paid in full and (ii) the Final Scheduled Payment Date.]

“Applicable Tax State” means, as of any date, each of the following: (a) the State in which the Issuer is located, and (b) the States of Texas and Illinois.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the date hereof, between the Issuer[, the Grantor Trust], Santander Consumer, the Servicer and the Asset Representations Reviewer, as the same may be amended, restated, modified or supplemented from time to time.

“Asset Representations Reviewer” means [______], or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Assumption Date” has the meaning set forth in Section 8.19 of the Servicing Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer (including any agent of the Owner Trustee acting under a power of attorney) and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) [, (b) with respect to the Grantor Trust, (i) any officer of the Grantor Trust Trustee who is authorized to act for the Grantor Trust Trustee in matters relating to the Grantor Trust (including any agent of the Grantor Trust Trustee acting under a power of attorney) and who is identified on the list of Authorized Officers delivered by the Grantor Trust Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Grantor Trust pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Grantor Trust Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter)] and [(b)][(c)] with respect to the Owner Trustee, [the Grantor Trust Trustee,] the Indenture Trustee, the Administrator, Santander Consumer and the Servicer, any officer of the Owner Trustee, [the

A-3	Definitions (20[ ]-[ ])

Grantor Trust Trustee,] the Indenture Trustee, the Administrator, Santander Consumer or the Servicer, as applicable, who is authorized to act for the Owner Trustee, [the Grantor Trust Trustee,] the Indenture Trustee, the Administrator, Santander Consumer or the Servicer, as applicable, in matters relating to the Transaction Documents and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, [the Grantor Trust Trustee,] the Indenture Trustee and the Servicer, as applicable, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the Servicer during such Collection Period, (ii) the sum of the Repurchase Prices deposited into the Collection Account with respect to each Receivable that will be a Repurchased Receivable on such Payment Date, (iii) the Reserve Account Excess Amount for such Payment Date and (iv) the Optional Purchase Price deposited into the Collection Account in connection with the exercise of the Optional Purchase, [(v) the Net Swap Receipts (excluding Swap Termination Payments received from the Swap Counterparty and deposited into the Swap Termination Payment Account), (vi) amounts on deposit in the Swap Termination Payment Account to the extent such amounts are required to be included in Available Funds pursuant to Section 4.10(d) of the Administration Agreement and (vii) Swap Replacement Proceeds, to the extent required to be included in Available Funds pursuant to Section 4.10(f) of the Administration Agreement].

“Available Funds Shortfall Amount” means, as of any Payment Date, the amount, if any, by which the sum of the amounts required to be paid pursuant to clauses first through [thirteenth] of Section 8.6(a) of the Indenture exceeds the Available Funds for such Payment Date.

“Banco Santander, S.A.” means Banco Santander, S.A., and its successors and assigns.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days, (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing or (iii) with respect to any Person with deposits insured by the Federal Deposit Insurance Corporation, that the Federal Deposit Insurance Corporation has been appointed as a receiver or conservator of such Person and the

A-4	Definitions (20[ ]-[ ])

obligations of such Person have been subjected to the stay imposed pursuant to the Federal Deposit Insurance Act.

“Bankruptcy Remote Party” means each of the Seller, the Issuer[, the Grantor Trust], any other trust created by the Seller or any limited liability company or corporation wholly-owned by the Seller.

[“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.]

[“Benchmark Administrator” means the administrator of the Benchmark.]

[“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.]

[“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.]

A-5	Definitions (20[ ]-[ ])

[“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).]

[“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.]

[“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the Benchmark Administrator (or such component) announcing that such Benchmark Administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor Benchmark Administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the Benchmark Administrator (or such component), a resolution authority with jurisdiction over the Benchmark Administrator (or such component) or a court or an entity with similar insolvency or resolution authority over the Benchmark Administrator, which states that the Benchmark Administrator (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no

A-6	Definitions (20[ ]-[ ])

successor Benchmark Administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the Benchmark Administrator announcing that the Benchmark is no longer representative.]

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code or (iii) any entity or account deemed to hold the “plan assets” of any of the foregoing.

“Book-Entry Certificates” means the Certificates held by a Clearing Agency or its nominee and with respect to which beneficial ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 3.3 of the Trust Agreement.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Texas or New York, or in the state in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or obligated by law, executive order or government decree to be closed; provided that, when used in the context of a Payment Date or Determination Date, Business Day means any day other than (i) a Saturday or Sunday or (ii) a day on which the Federal Reserve Bank of New York is closed.

“Calculation Date” means the [ ] Business Day preceding the related Payment Date, beginning in [ ] 20[ ].

“Certificate” means a certificate substantially in the form of Exhibit A to the Trust Agreement evidencing a beneficial ownership interest in the Issuer. For the avoidance of doubt, the references in the Transaction Documents to a “Certificate” or a “Certificateholder,” unless the context otherwise requires, shall be deemed to be references to “Certificates” or “Certificateholders” if more than one Certificate has been issued.

“Certificate Distribution Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Administration Agreement.

“Certificate of Title” means, with respect to any Financed Vehicle, the certificate of title or other documentary evidence of ownership of such Financed Vehicle as issued by the department, agency or official of the jurisdiction (whether in paper or electronic form) in which such Financed Vehicle is titled and which is responsible for accepting applications for, and maintaining records regarding, certificates of title and liens thereon.

“Certificate Owner” means, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing

A-7	Definitions (20[ ]-[ ])

Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Certificate Paying Agent” means [_________________________] or any other Person appointed as the successor Certificate Paying Agent pursuant to Section 3.8 of the Trust Agreement.

“Certificate Register” has the meaning specified in Section 3.6 of the Trust Agreement.

“Certificate Registrar” has the meaning specified in Section 3.6 of the Trust Agreement.

“Certificateholder” means, as of any date, the Person in whose name a Certificate is registered on the Certificate Register on such date.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, [the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [and the Class E Notes].

“Class A Note Balance” means, at any time, the sum of the Class A-1 Note Balance, the Class A-2[-A] Note Balance, [the Class A-2-B Note Balance,] the Class A-3 Note Balance [and the Class A-4 Note Balance] at such time.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class A Notes on such preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class A Notes for the related Interest Period.

“Class A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes], the Class A-3 Notes [and the Class A-4 Notes] at the respective Interest Rate for such Class on the Note Balance of the Notes of each such Class on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Noteholders of the Notes of such Class on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes [and the Class A-4 Notes].

“Class A-1 Final Scheduled Payment Date” means the Payment Date occurring in [____].

A-8	Definitions (20[ ]-[ ])

“Class A-1 Interest Rate” means [____]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, at any time, the Initial Class A-1 Note Balance reduced by all payments of principal made prior to such time on the Class A-1 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2 Final Scheduled Payment Date” means the Payment Date occurring in [____].

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered on the Note Register.

“Class A-2 Notes” means [the Class of Auto Loan Asset Backed Notes designated as Class A-2 Notes, issued in accordance with the Indenture][collectively, the Class A-2-A Notes and the Class A-2-B Notes].

“Class A-2[-A] Interest Rate” means [____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-2[-A] Note Balance” means, at any time, the Initial Class A-2[-A] Note Balance reduced by all payments of principal made prior to such time on the Class A-2[-A] Notes.

[“Class A-2-A Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-A Notes, issued in accordance with the Indenture.]

[“Class A-2-B Interest Rate” means Benchmark + [__]% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360 day year); provided, however, that for any Interest Period for which the sum of Benchmark + [__]% is less than 0.00%, the Class A-2-B Interest Rate shall be deemed to be 0.00%.]

[“Class A-2-B Note Balance” means, at any time, the Initial Class A-2-B Note Balance reduced by all payments of principal made prior to such time on the Class A-2-B Notes.]

[“Class A-2-B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-2-B Notes, issued in accordance with the Indenture.]

“Class A-3 Final Scheduled Payment Date” means the Payment Date occurring in [__].

“Class A-3 Interest Rate” means [____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-3 Note Balance” means, at any time, the Initial Class A-3 Note Balance reduced by all payments of principal made prior to such time on the Class A-3 Notes.

A-9	Definitions (20[ ]-[ ])

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Final Scheduled Payment Date” means the Payment Date occurring in [__].

“Class A-4 Interest Rate” means [____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class A-4 Note Balance” means, at any time, the Initial Class A-4 Note Balance reduced by all payments of principal made prior to such time on the Class A-4 Notes.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” means the Class of Auto Loan Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Class B Final Scheduled Payment Date” means the Payment Date occurring in [____].

“Class B Interest Rate” means [__] per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class B Note Balance” means, at any time, the Initial Class B Note Balance reduced by all payments of principal made prior to such time on the Class B Notes.

“Class B Noteholder” means the Person in whose name a Class B Note is registered on the Note Register.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class B Notes on such preceding Payment Date, to the extent permitted by law, at the Class B Interest Rate for the related Interest Period.

“Class B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class B Notes at the Class B Interest Rate on the Class B Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class B Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.

“Class B Notes” means the Class of Auto Loan Asset Backed Notes designated as Class B Notes, issued in accordance with the Indenture.

A-10	Definitions (20[ ]-[ ])

“Class C Final Scheduled Payment Date” means the Payment Date occurring in [__].

“Class C Interest Rate” means [__]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class C Note Balance” means, at any time, the Initial Class C Note Balance reduced by all payments of principal made prior to such time on the Class C Notes.

“Class C Noteholder” means the Person in whose name a Class C Note is registered on the Note Register.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class C Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class C Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class C Notes on such preceding Payment Date, to the extent permitted by law, at the Class C Interest Rate for the related Interest Period.

“Class C Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class C Notes at the Class C Interest Rate on the Class C Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class C Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.

“Class C Notes” means the Class of Auto Loan Asset Backed Notes designated as Class C Notes, issued in accordance with the Indenture.

“Class D Final Scheduled Payment Date” means the Payment Date occurring in [____].

“Class D Interest Rate” means [____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

“Class D Note Balance” means, at any time, the Initial Class D Note Balance reduced by all payments of principal made prior to such time on the Class D Notes.

“Class D Noteholder” means the Person in whose name a Class D Note is registered on the Note Register.

“Class D Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class D Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class D Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class D Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class D Notes on such preceding Payment Date, to the extent permitted by law, at the Class D Interest Rate for the related Interest Period.

A-11	Definitions (20[ ]-[ ])

“Class D Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class D Notes at the Class D Interest Rate on the Class D Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class D Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.

“Class D Notes” means the Class of Auto Loan Asset Backed Notes designated as Class D Notes, issued in accordance with the Indenture.

[“Class E Final Scheduled Payment Date” means the Payment Date occurring in [____].]

[“Class E Interest Rate” means [[____]% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months)][[____]% per annum through and including the Interest Period for the [____] Payment Date following the Closing Date. For each Interest Period following the Interest Period for such twenty-fourth Payment Date, (i) if on the [____] Payment Date the Targeted Overcollateralization Amount has been reached, interest on the Class E Notes will accrue at [____]% per annum, or (ii) if on the [____] Payment Date the Targeted Overcollateralization Amount has not been reached, interest on the Class E Notes will accrue at [____]% per annum (computed, in each case, on the basis of a 360-day year of twelve 30-day months).]]

[“Class E Note Balance” means, at any time, the Initial Class E Note Balance reduced by all payments of principal made prior to such time on the Class E Notes.]

[“Class E Noteholder” means the Person in whose name a Class E Note is registered on the Note Register.]

[“Class E Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess, if any, of (A) the sum of (i) the Class E Noteholders’ Monthly Accrued Interest for the preceding Payment Date and (ii) any Class E Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over (B) the amount in respect of interest that was actually paid to Noteholders of Class E Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of Class E Notes on such preceding Payment Date, to the extent permitted by law, at the respective Interest Rates borne by such Class E Notes for the related Interest Period.]

[“Class E Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class E Notes at the Class E Interest Rate on the Class E Note Balance on the Closing Date, with respect to the first Payment Date, and on the immediately preceding Payment Date, after giving effect to all payments of principal to the Class E Noteholders on or prior to such preceding Payment Date, with respect to each subsequent Payment Date.]

[“Class E Notes” means the Class of Auto Loan Asset Backed Notes designated as Class E Notes, issued in accordance with the Indenture.]

A-12	Definitions (20[ ]-[ ])

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means [________], 20[ ].

“Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

“Collateral” has the meaning set forth in the Granting Clause of the Indenture.

“Collection Account” means the trust account established and maintained pursuant to Section 4.1 of the Administration Agreement.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on [_______]). As used herein, the “related” Collection Period with respect to any date of determination or a Payment Date shall be deemed to be the Collection Period which immediately precedes such date of determination or Payment Date.

“Collections” means, to the extent received by the Servicer after the Cut-Off Date, the sum of (A) with respect to any Receivable, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) any full or partial prepayment of such Receivable, and (iii) any other amounts received by the Servicer which, in accordance with Customary Servicing Practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of the Receivable, including rebates of premiums with respect to the cancellation or termination of any Insurance Policy, extended warranty or service contract that was financed by such Receivable and (B) Net Liquidation Proceeds; provided, however, that the term “Collections” in no event will include (1) for any Payment Date, any amounts in respect of any Receivable the Repurchase Price of which has been included in the Available Funds on a prior Payment Date, (2) any Supplemental Servicing Fees or (3) any amounts required by law to be remitted to the related Obligor.

“Commission” means the U.S. Securities and Exchange Commission.

[“Compounded SOFR” with respect to any U.S. Government Securities Business Day, means:

(a) the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

A-13	Definitions (20[ ]-[ ])

(b) if the rate specified in (a) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.]

“Confidential Information” has the meaning set forth in Section 3.7(e)(iii) of the Purchase Agreement.

“Contract” means, with respect to any Receivable, the motor vehicle retail installment sale contract and/or note and security agreement, the installment loan agreement, any amendments thereto and any related documentary draft, if applicable, evidencing such Receivable.

“Contract Rate” means, with respect to a Receivable, the rate per annum at which interest accrues under the Contract evidencing such Receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the Receivable.

“Controlling Class” means, with respect to any Notes Outstanding, the Class A Notes (voting together as a single Class) as long as any Class A Notes are Outstanding, and thereafter the Class B Notes as long as any Class B Notes are Outstanding, and thereafter the Class C Notes as long as any Class C Notes are Outstanding, and thereafter the Class D Notes as long as any Class D Notes are Outstanding, [and thereafter the Class E Notes as long as any Class E Notes are Outstanding].

[“Conveyed Assets” means (a) the Transferred Assets, (b) all of the Issuer’s rights under the Sale Agreement and (c) all proceeds of the foregoing.]

“Corporate Trust Office” means:

(a) as used with respect to the Indenture Trustee and the Note Registrar, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at [_________], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, Santander Consumer, the Administrator, the Servicer, the Owner Trustee, [the Grantor Trust Trustee,] and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, the Servicer, the Owner Trustee, [the Grantor Trust Trustee,] the Issuer and the Grantor Trust);

(b) as used with respect to the Owner Trustee, [the Grantor Trust Trustee and the Grantor Trust Certificate Registrar,] the corporate trust office of the Owner Trustee[, the Grantor Trust Trustee and the Grantor Trust Certificate Registrar] located at [_________], or at such other address as the Owner Trustee[, the Grantor Trust Trustee or the Grantor Trust Certificate Registrar] may designate by notice to the Certificateholders, [the Grantor Trust Certificateholders,] Santander Consumer, the Administrator, the Seller, the Servicer and the Issuer, or the principal corporate trust office of any successor Owner Trustee [or Grantor Trust Trustee] (the address of which the successor Owner Trustee[, Grantor Trust Trustee or Grantor Trust Certificate Registrar] will notify the Certificateholders, [the Grantor Trust

A-14	Definitions (20[ ]-[ ])

Certificateholders,] Santander Consumer, the Administrator, the Servicer, the Seller, the Issuer and the Grantor Trust); and

(c) as used with respect to the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Trust Agreement is located at [_________], or at such other address as the Certificate Registrar may designate from time to time by notice to the Certificateholders, Santander Consumer, the Administrator, the Servicer, the Seller, the Indenture Trustee, the Owner Trustee, [the Grantor Trust, the Grantor Trust Trustee,] the Issuer and the Grantor Trust, or the principal corporate trust office of any successor Certificate Registrar (the address of which the successor Certificate Registrar will notify the Certificateholders, the Indenture Trustee, the Owner Trustee, [the Grantor Trust, the Grantor Trust Trustee,] Santander Consumer, the Administrator, the Servicer, the Seller, the Issuer and the Grantor Trust).

[“Cram Down Loss” means, with respect to any Receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar Proceeding issues an order reducing the principal amount to be paid on such Receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the amount of the principal reduction ordered by such court. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.]

[“Credit Enhancement Test” means [____].]

“CTA” means the Corporate Transparency Act, 31 U.S.C. § 5336, and its implementing regulations as may be amended from time to time.

“Customary Servicing Practices” means the customary servicing practices of the Servicer or any Sub-Servicer with respect to all comparable motor vehicle receivables that the Servicer or such Sub-Servicer, as applicable, services for itself and others, as such customary servicing practices may be changed from time to time, [except to the extent any such change would result in or cause the Issuer or the Grantor Trust to be treated, for United States federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation, or cause the Grantor Trust to be treated as other than a grantor trust for United States federal income tax purposes,] it being understood that the Servicer and the Sub-Servicers may not have the same “Customary Servicing Practices.”

“Cut-Off Date” [means [____________]][means (a) for the Initial Receivables, the Initial Cut-Off Date] [(b) for any Additional Receivables, the close of business on the last day of the calendar month immediately preceding the calendar month in which the related Funding Date occurs and (c) for any Receivables to be sold by the Issuer pursuant to Section 7.2 or 7.3 of the Servicing Agreement, the close of business on the last day of the month preceding the month in which the related Sale Date or Redemption Date, as applicable, for those Receivables occurs].

“Dealer” means a motor vehicle dealership.

A-15	Definitions (20[ ]-[ ])

“Debt-For-Tax Opinion” means an Opinion of Counsel, of nationally recognized tax counsel, delivered to the Depositor and the Indenture Trustee stating that the Notes specified therein will be debt for United States federal income tax purposes.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable as to which (a) a related monthly payment became 120 days past due during such Collection Period and the Servicer (including a predecessor Servicer) has not repossessed the related Financed Vehicle, (b) the Servicer (including a predecessor Servicer) has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for ninety (90) days, whichever occurs first, or (c) the Servicer (including a predecessor Servicer) has charged-off in full the related Principal Balance or has determined that such Principal Balance should be charged-off in full on the servicing records of the Servicer in accordance with its Customary Servicing Practices.

“Deficiency Balance” means, with respect to any Receivable, any deficiency balance, charged-off amount, Principal Balance, accrued interest and/or fees and any Related Security; provided, that such amounts and Related Security relate to a Receivable which is a Defaulted Receivable.

“Definitive Certificate” means a definitive fully registered Certificate issued pursuant to Section 3.5 of the Trust Agreement.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delinquency Percentage” means, for any Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of such Collection Period to (ii) the Pool Balance as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, [__]%.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to (I) bankers’ acceptances, commercial paper, and negotiable certificates of deposit and other obligations that constitute “instruments” as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer of actual possession thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to the Indenture Trustee or its nominee or custodian or endorsed in blank, and (II) with respect to a “certificated security” (as defined in Section 8-102(a)(4) of the UCC) transfer of actual possession thereof (i) by physical delivery of such certificated security to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, or to another person, other than a “securities intermediary” (as defined in Section 8-102(a)(14) of

A-16	Definitions (20[ ]-[ ])

the UCC), who acquires possession of the certificated security on behalf of the Indenture Trustee or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges that it holds for the Indenture Trustee or its nominee or custodian or (ii) if such certificated security is in registered form, by delivery thereof to a “securities intermediary”, endorsed to or registered in the name of the Indenture Trustee or its nominee or custodian, and the making by such “securities intermediary” of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such “securities intermediary” of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the other government agencies, instrumentalities and establishments of the United States identified in Appendix A to Federal Reserve Bank Operating Circular No. 7 as in effect from time to time that is a “book-entry security” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) held in a securities account and eligible for transfer through the Fedwire® Securities Service operated by the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate securities account maintained with a Federal Reserve Bank by a “participant” (as such term is defined in Federal Reserve Bank Operating Circular No. 7) that is a “depository institution” (as defined in Section 19(b)(1)(A) of the Federal Reserve Act) pursuant to applicable Federal regulations, and issuance by such depository institution of a deposit notice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such depository institution of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations or a security entitlement thereto as belonging to the Indenture Trustee or its nominee or custodian and indicating that such depository institution holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

(c) with respect to any item of Trust Account Property that is an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (b) above, (i) registration on the books and records of the issuer thereof in the name of the Indenture Trustee or its nominee or custodian, or (ii) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Indenture Trustee or its nominee or custodian.

A-17	Definitions (20[ ]-[ ])

“Depositor” means Santander Drive Auto Receivables LLC, a Delaware limited liability company, in its capacity as Depositor under the Trust Agreement.

“Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer in favor of DTC, as initial Clearing Agency, relating to the Notes and the Certificates, as the same may be amended or supplemented from time to time.

“Determination Date” means the [ ] Business Day preceding the related Payment Date, beginning in [________].

“Dollar” and “$” mean lawful currency of the United States.

“Domestic Corporation” means an entity that is treated as a corporation for United States federal income tax purposes and is a U.S. Person.

“DTC” means The Depository Trust Company, and its successors.

[“Early Amortization Event” means the occurrence of any one of the following events:

(a) the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance on consecutive Payment Dates following the application of funds on such date;

(b) the amount on deposit in the Accumulation Account is less than the Target Reinvestment Amount on consecutive Payment Dates following the application of funds on such date;

(c) the amount on deposit in the Accumulation Account is greater than [ ] % of the initial aggregate Principal Balance of the Receivables on [ ] consecutive Payment Dates following the application of funds on such date;

(d) a Servicer Replacement Event; or

(e) an Event of Default.]

“Eligible Account” means a segregated trust account with the corporate trust department of a depository institution whose deposits are insured by the FDIC acting in its fiduciary capacity organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from [__] of at least “[ ],” from [__] of at least “[__],” and from each of [__] and [__] of “[__]” (if rated by [__]) in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements of the preceding sentence.

A-18	Definitions (20[ ]-[ ])

“Eligible Investments” means any one or more of the following types of investments:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of the Seller, Santander Consumer, the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from [__] of at least “[__],” from [__] of at least “[__],” and from [__] of at least “[__],” if rated by [__];

(c) commercial paper (including commercial paper of any Affiliate of the Seller, Santander Consumer, the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a credit rating from [__] of at least “[__],” from [__] of at least “[__],” and from [__] of at least “[__]” if rated by [__].

(d) investments in money market funds (including funds for which the Seller, Santander Consumer, the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a credit rating in the highest rating category by each nationally recognized statistical rating organization then rating any class of the Notes and such money market funds;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; and

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

Each of the Eligible Investments may be purchased from the Relevant Trustee or through an Affiliate of the Relevant Trustee. Each Eligible Investment must mature or be liquidated on the Business Day immediately preceding the next Payment Date.

A-19	Definitions (20[ ]-[ ])

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

“Event of Default” has the meaning set forth in Section 5.1 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Seller with respect to the Issuer under the Exchange Act.

“FATCA” means Sections 1471 through 1474 of the Code, any regulations or official interpretations thereunder or official interpretations thereof and any current or future agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, and any applicable fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding” means any withholding or deduction required pursuant to FATCA.

[“Fifth Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance [and the Class E Note Balance] as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for such Payment Date; [provided, however, that the Fifth Allocation of Principal on and after the Final Scheduled Payment Date for the Class E Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E Notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal)].]

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date, (ii) the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date, (iii) the Class A-3 Notes, the Class A-3 Final Scheduled Payment Date, [(iv) the Class A-4 Notes, the Class A-4 Final Scheduled Payment Date,] (v) the Class B Notes, the Class B Final Scheduled Payment Date, (vi) the Class C Notes, the Class C Final Scheduled Payment Date, (vii) the Class D Notes, the Class D Final Scheduled Payment Date [and (viii) the Class E Notes, the Class E Final Scheduled Payment Date].

“Financed Vehicle” means an automobile, heavy-duty truck, light-duty truck, SUV or van, together with all accessions thereto, securing an Obligor’s indebtedness under the applicable Receivable.

“First Allocation of Principal” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Class A Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes on such Payment Date) over

A-20	Definitions (20[ ]-[ ])

(b) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any Payment Date on and after the Final Scheduled Payment Date for any Class of Class A Notes shall not be less than the amount that is necessary to reduce the Note Balance of that Class of Class A Notes to zero.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal Proceedings pending against such Person or of which any property of such Person is then subject, or (b) any Proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“Fourth Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for such Payment Date; provided, however, that the Fourth Allocation of Principal on and after the Final Scheduled Payment Date for the Class D Notes shall not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class D Notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

[“FRBNY” means the Federal Reserve Bank of New York.]

[“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.]

[“Funding Date” means, during the Revolving Period, any date from and including a Payment Date through and including the last day of the calendar month in which such Payment Date occurs, on which the Seller, as buyer, acquires Additional Receivables pursuant to Section 2.2 of the Purchase Agreement, the Issuer acquires Additional Receivables pursuant to Section 2.2 of the Sale Agreement [and the Issuer acquires Additional Receivables pursuant to Section 2.2 of the Receivables Contribution Agreement].“Transferred Assets” means (a) the Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement, including the rights to enforce the repurchase obligations of Santander Consumer for breaches of the representations and warranties of Santander Consumer set forth in Schedule II to the Purchase Agreement and (c) all proceeds of the foregoing.]

[“Funding Period” means the period beginning on the Closing Date and ending on the earliest to occur of (i) [•], 20[•], (ii) the date on which an Event of Default occurs and (iii) the

A-21	Definitions (20[ ]-[ ])

date on which the amount on deposit in the Pre-Funding Account has been reduced to $[•] or less.]1

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

[“Grantor Trust” means [Santander] Drive Auto Receivables Grantor Trust 20[__]-[_], a Delaware statutory trust governed by the Grantor Trust Agreement, until a successor replaces it and, thereafter, means the successor.]

[“Grantor Trust Agreement” means the Amended and Restated Grantor Trust Agreement, dated as of the Closing Date, between the Issuer and the Grantor Trust Trustee, as the same may be amended and supplemented from time to time.]

[“Grantor Trust Certificate” means a certificate substantially in the form of Exhibit A to the Grantor Trust Agreement evidencing a beneficial ownership interest in the Grantor Trust.]

[“Grantor Trust Certificate Register” has the meaning specified in Section 3.3 of the Grantor Trust Agreement.]

[“Grantor Trust Certificate Registrar” has the meaning specified in Section 3.3 of the Grantor Trust Agreement.]

[“Grantor Trust Certificateholder” means, as of any date, the Person in whose name a Grantor Trust Certificate is registered on the Grantor Trust Certificate Register on such date.]

[“Grantor Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Grantor Trust, including without limitation (i) the Receivables acquired by the Grantor Trust under the Receivables

[1]	NOTE: The funding period will not extend for more than one year from the date of the issuance of the securities in accordance with Item 1101(c)(3)(ii) of Regulation AB.

A-22	Definitions (20[ ]-[ ])

Contribution Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date, (ii) all Receivable Files, (iii) the rights of the Seller, as buyer, under the Purchase Agreement, (iv) the rights of the Issuer and the Grantor Trust under the Sale Agreement, the Servicing Agreement and the Administration Agreement, (v) the rights of the Grantor Trust under the Receivables Contribution Agreement and (vi) all proceeds of the foregoing.]

[“Grantor Trust Paying Agent” has the meaning specified in Section 5.3 of the Grantor Trust Agreement.]

[“Grantor Trust Percentage Interest” means, with respect to a Grantor Trust Certificate, the individual percentage interest of such Grantor Trust Certificate (calculated as the percentage that the notional principal amount of such Grantor Trust Certificate represents of the aggregate notional principal amount of all Grantor Trust Certificates) which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Grantor Trust beneficially owned by such Grantor Trust Certificateholder. The sum of the Grantor Trust Percentage Interests for all of the Grantor Trust Certificates shall be 100%.]

[“Grantor Trust Seller” means the Issuer.]

[“Grantor Trust Trustee” means [_________], a [ ], not in its individual capacity but solely as grantor trust trustee under the Grantor Trust Agreement, and any successor Grantor Trustee thereunder.]

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with an Intermediary (concluded July 5, 2006).

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer[, the Grantor Trust] and Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Indenture Trustee” means [     ], a [ ], not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an independent appraiser or other expert

A-23	Definitions (20[ ]-[ ])

appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Appendix A and that the signer is Independent within the meaning thereof.

“Initial Certificate Transfer Opinion” means an opinion rendered by nationally recognized tax counsel (i) upon the initial transfer by the Depositor of a Certificate that results in the Issuer being treated as a partnership for United States federal income tax purposes and (ii) while any Note retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes is outstanding that (x) such Note will be debt for United States federal income tax purposes or (y) the transfer by the Depositor of such Certificate will not cause the Issuer[ or the Grantor Trust] to be treated as an association or publicly traded partnership taxable as a corporation[, or cause the Grantor Trust to be treated as other than a grantor trust for the United States federal income tax purposes].

“Initial Class A-1 Note Balance” means $[•].

“Initial Class A-2[-A] Note Balance” means $[•].

[“Initial Class A-2-B Note Balance” means $[•].]

“Initial Class A-3 Note Balance” means $[•].

[“Initial Class A-4 Note Balance” means $[•].]

“Initial Class B Note Balance” means $[•].

“Initial Class C Note Balance” means $[•].

“Initial Class D Note Balance” means $[•].

[“Initial Class E Note Balance” means $[•].]

[“Initial Cut-Off Date” means [___________].]

[“Initial Interest Rate Swap Agreement” means the ISDA Master Agreement, dated as of the Closing Date, between the Initial Swap Counterparty and the Issuer, the Schedule and the Credit Support Annex thereto, dated as of the Closing Date and, the Confirmations thereto, each dated as of the Closing Date, and entered into pursuant to such ISDA Master Agreement, as the same may be amended or supplemented from time to time in accordance with the terms thereof.]

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2[-A] Note Balance, [the Initial Class A-2-B Note Balance,] the Initial Class A-3 Note Balance, [the Initial Class A-4 Note Balance,] the Initial Class B Note Balance, the Initial Class C Note Balance, the Initial Class D Note Balance [or the Initial Class E Note Balance], as applicable, or with respect to the Notes generally, the sum of the foregoing.

[“Initial Purchased Assets” has the meaning set forth in Section 2.2 of the Purchase Agreement.]

A-24	Definitions (20[ ]-[ ])

[“Initial Receivable” means any Contract with respect to a new or used automobile, light-duty truck, heavy-duty truck, SUV or van which shall appear on the Schedule of Receivables on the Closing Date and all Related Security in connection therewith which has not been released from the lien of the Indenture.]

“Initial Reserve Account Deposit Amount” means an amount equal to $[_________].

[“Initial Swap Counterparty” means [___________] as the swap counterparty under the Initial Interest Rate Swap Agreement.]

[“Initial Transferred Assets” means, on the Closing Date, (a) the Initial Purchased Assets, (b) all of the Seller’s related rights under the Purchase Agreement, including the rights to enforce any related repurchase obligations of Santander Consumer for breaches of the representations and warranties of Santander Consumer set forth in Schedule II to the Purchase Agreement and (c) all proceeds of the foregoing.]

“Instituting Noteholders” has the meaning set forth in Section 7.6(a) of the Indenture.

“Insurance Policy” means (i) any theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle, and (ii) any credit life or credit disability insurance maintained by an Obligor in connection with any Receivable.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes [and the Class A-2-B Notes,] from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in June, the Interest Period is from and including the Payment Date in May to but excluding the Payment Date in June) and (b) for the Class A-2[-A] Notes, the Class A-3 Notes, [the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [and the Class E Notes], from and including the [•] day of the calendar month preceding such Payment Date (or from and including the Closing Date in the case of the first Payment Date) to but excluding the [•] day of the month in which such Payment Date occurs.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2[-A] Notes, the Class A-2[-A] Interest Rate, [(c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate,] (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate, [(e) with respect to the Class A-4 Notes, the Class A-4 Interest Rate,] (f) with respect to the Class B Notes, the Class B Interest Rate, (g) with respect to the Class C Notes, the Class C Interest Rate, (h) with respect to the Class D Notes, the Class D Interest Rate [or (i) with respect to the Class E Notes, the Class E Interest Rate].

[“Interest Rate Swap Agreement” means the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement.]

[“Interest Supplement Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Administration Agreement.]

A-25	Definitions (20[ ]-[ ])

[“Interest Supplement Account Draw Amount” means, for any Payment Date, an amount equal to the amount of cash or other immediately available funds on deposit in the Interest Supplement Account (excluding any net investment earnings) on such Payment Date (before giving effect to all deposits to and withdrawals from the Interest Supplement Account on such Payment Date).]

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” means [Santander] Drive Auto Receivables Trust 20[ ]-[ ], a Delaware statutory trust established pursuant to the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Transaction Documents, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Seller, Santander Consumer, the Servicer, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, any underwriter of the Notes[, any Swap Counterparty] and any other material transaction party identified by the Seller or Santander Consumer to the Indenture Trustee and the Owner Trustee in writing.

“Lien” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Liquidation Expenses” means, with respect to any Defaulted Receivable and any Receivable for which the related Financed Vehicle has been repossessed and reinstated (or attempted to be repossessed), any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related Financed Vehicle) incurred by the Servicer in connection with the collection of such Receivable or the repossession or liquidation of the related Financed Vehicle.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the Servicer (including a predecessor Servicer) with respect to the Insurance Policies, (b) amounts received by the Servicer (including a predecessor Servicer) in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (including a predecessor Servicer) (from whatever source, including proceeds of a sale of a Financed Vehicle, a Deficiency Balance recovered from the Obligor after the charge-off of such Receivable or as a result of any recourse against the related Dealer, if any) on such Receivable other than any monthly payments by or on behalf of the Obligor thereunder or any full or partial prepayment of such Receivable, in the case of each of the foregoing clauses (a) through (c), net of any outstanding related Liquidation Expenses and any payments required by law to be remitted to the Obligor; provided, however, that the Repurchase Price for any Receivable shall not constitute “Liquidation Proceeds”.

“Majority Certificateholders” means Certificateholders holding in the aggregate more than 50% of the Percentage Interests.

A-26	Definitions (20[ ]-[ ])

[“Majority Grantor Trust Certificateholders” means Grantor Trust Certificateholders holding in the aggregate more than 50% of the Grantor Trust Percentage Interests.]

[“Make-Whole Discount Rate” means, for any date of determination, a per annum rate equal to the sum of [__]% plus the greater of (i) zero and (ii) the yield on such date on United States Treasury Securities having the closest maturity (month and year) to the Payment Date in [__]; provided that, should more than one United States Treasury Security be quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par will be used for the purpose of such calculation.]

[“Make-Whole Payment” payable in respect of any such Principal Payment Amount and the related Class of Notes will be an amount, calculated by the [Servicer][Administrator] as of the Determination Date immediately preceding the Payment Date on which such Principal Payment Amount will be made, equal to the excess, if any, of (a) the sum of the discounted present values (discounted monthly at the Make-Whole Discount Rate, and assuming each month has exactly 30 days and a year has 360 days) of (i) each future interest payment at the applicable Interest Rate for such Class of Notes that would have been paid on such Principal Payment Amount beginning with the Payment Date immediately following the Payment Date on which such Principal Payment Amount was made through and including the Payment Date in [__] (which is the first Payment Date during the Note Redemption Period) and (ii) such Principal Payment Amount, assuming that such amount would have been paid on the payment date in [__], over (b) such Principal Payment Amount.]

“Monthly Remittance Condition” has the meaning set forth in Section 4.2 of the Servicing Agreement.

“Monthly Report” means the report delivered pursuant to Section 4.2 of the Administration Agreement.

“Net Liquidation Proceeds” means, for any Collection Period, the sum of all Liquidation Proceeds received during such Collection Period less all Liquidation Expenses incurred during such Collection Period.

[“Net Swap Payment” means for the Interest Rate Swap Agreement, the net amount with respect to regularly scheduled payments, if any, owed by the Issuer to the Swap Counterparty on any Payment Date, including prior unpaid Net Swap Payments and any interest accrued thereon, under such Interest Rate Swap Agreement; provided, that “Net Swap Payments” do not include Swap Termination Payments.]

[“Net Swap Receipts” means, for the Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuer, if any, on any Swap Payment Date, excluding any Swap Termination Payments.]

“Note” means a Class A-1 Note, Class A-2[-A] Note, [Class A-2-B Note,] Class A-3 Note, [Class A-4 Note,] Class B Note, Class C Note, Class D Note [or Class E Note] in each case substantially in the forms of Exhibit A-1 or A-2, as applicable, to the Indenture.

A-27	Definitions (20[ ]-[ ])

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2[-A] Note Balance, [the Class A-2-B Note Balance,] the Class A-3 Note Balance, [Class A-4 Note Balance,] the Class B Note Balance, the Class C Note Balance, the Class D Note Balance [or the Class E Note Balance], as applicable, or with respect to the Notes generally, the sum of all of the foregoing.

“Note Factor” means, for any Payment Date and each Class of Notes, a six-digit decimal equal to the Note Balance of such Class of Notes as of the end of the related Collection Period divided by the Note Balance of such Class of Notes as of the Closing Date. The Note Factor will be 1.000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the Note Balance of such Class of Notes.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

[“Note Redemption Period” means the period beginning on the Payment Date in [__] 20[__] and ending on the date on which the Notes are paid in full.]

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Noteholder Direction” has the meaning set forth in Section 7.6(a) of the Indenture.

“Notes” means, collectively, the Class A-1 Notes, the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, [the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [and the Class E Notes].

[“Notice of Funding Date” means the notice in the form of Exhibit B to the Purchase Agreement.]

“Obligor” means, for any Receivable, each Person obligated to pay such Receivable.

“Officer’s Certificate” means (i) with respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer[, (ii) with respect to the Grantor Trust, a certificate signed by any Authorized Officer of the Grantor Trust,] and [(ii)][(iii)] with respect to the Seller, the Administrator, Santander Consumer or the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller, the Administrator, Santander Consumer or the Servicer, as applicable.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be

A-28	Definitions (20[ ]-[ ])

employees of or counsel to the Issuer, [the Grantor Trust,] Santander Consumer, the Servicer, the Seller or the Administrator, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in [Section 7.1 of the Servicing Agreement][Section 4.1 of the Receivables Contribution Agreement].

“Optional Purchase Price” means, on any Payment Date, the greater of (a) the aggregate Outstanding Note Balance plus accrued and unpaid interest thereon at the applicable Interest Rate up to but excluding that Payment Date (after giving effect to all distributions pursuant to Section 8.6(a) of the Indenture on such Payment Date) and (b) the Pool Balance as of the last day of the Collection Period immediately preceding such Payment Date.

“Originator” means, with respect to any Receivable, Santander Consumer.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Seller to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under the Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether Noteholders holding the requisite Note Balance have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Seller, any Certificateholder, the Servicer, Santander Consumer, the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes are then owned by the Issuer, the Seller, any Certificateholder, Santander Consumer, the Servicer, the Administrator or any of their respective Affiliates, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so

A-29	Definitions (20[ ]-[ ])

owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Seller, any Certificateholder, the Servicer, Santander Consumer, the Administrator or any of their respective Affiliates.

“Owner Trustee” means [_____________________________], a [ ], not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

[“Ownership Trigger Event” has the meaning set forth in Section 3.13 of the Servicing Agreement.]

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the [•] day of each calendar month; provided, however, whenever a Payment Date would otherwise be a day that is not a Business Day, the Payment Date shall be the next Business Day. The initial Payment Date will be [____], 20[ ]. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Default” has the meaning set forth in Section 5.4(a) of the Indenture.

“Percentage Interest” means, with respect to a Certificate, the individual percentage interest of such Certificate (calculated as the percentage that the nominal principal amount of such Certificate represents of the aggregate nominal principal amount of all Certificates) which shall be specified on the face thereof and which shall represent the percentage of certain distributions of the Issuer beneficially owned by such Certificateholder. The sum of the Percentage Interests for all of the Certificates shall be 100%.

“Permitted Liens” means (a) any liens created by the Transaction Documents; (b) any liens for taxes not yet due and payable or the amount of which is being contested in good faith by appropriate Proceedings; and (c) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings.

[“Permitted Modification” means an extension, deferral, alteration, amendment, modification, temporary reduction in payment or adjustment to the terms of, or with respect to, any Receivable (any of the foregoing, a “Receivable Modification”) with respect to which at least one of the following conditions has been satisfied:

(i) such Receivable Modification, individually and collectively with any other Receivable Modifications proposed to be made with respect to the Receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments that is not classified by the Servicer as an extension);

A-30	Definitions (20[ ]-[ ])

(ii) such Receivable Modification (A) is required by law, or (B) (i) is in accordance with the Servicer’s Customary Servicing Practices and (ii) is intended by the Servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the Receivables or classes of loans similar to the Receivables;

(iii) in the case of any extension or deferral, (A) the Obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (B) the Obligor is a United States federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations;

(iv) the Servicer, in response to a request made by an Obligor, provides for extensions or deferrals of payment with respect to a Receivable to the extent that the following conditions all apply: (A) such extensions or deferrals may not extend the final payment more than five (5) months past the original final payment date; (B) such extensions or deferrals shall not exceed five (5) months in the aggregate during the life of such Receivable; and (C) such extension or deferral does not cause the number of extensions or months by which the payment due date relating to such loan to be extended in the aggregate more than one (1) month within a continuous 12-month period;

(v) any Receivable Modification where (A) the Obligor is in payment default, the Receivable is a Severely Distressed Receivable or in the judgment of the Servicer, in accordance with the Servicer’s Customary Servicing Practices, it is reasonably foreseeable that the Obligor will default (it being understood that the Servicer may proactively contact any Obligor whom the Servicer believes may be at higher risk of a payment default under the related Receivable, and it being further understood that if the Obligor has notified the Servicer that the Obligor has been materially and adversely impacted by a natural disaster or public terror attack, then the Servicer may reasonably conclude that it is reasonably foreseeable that such Obligor will default) and (B) the Servicer believes that such amendment, modification, alteration or adjustment is appropriate or necessary to preserve the value of the Receivable and to prevent the Receivable from going into default (or, where the Receivable is already in default, to prevent the Receivable from becoming further impaired); or

(vi) any Receivable Modification (A) made in accordance with the Servicer’s Customary Servicing Practices and (B) an opinion has been delivered to the Issuer and the Administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the Grantor Trust to be treated as other than a grantor trust for United States federal income tax purposes.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

A-31	Definitions (20[ ]-[ ])

“Physical Property” has the meaning specified in the definition of “Delivery” above.

“Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA whether or not subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code, or an entity or account deemed to hold plan assets of any of the foregoing.

“Pool Balance” means, at any time, the aggregate Principal Balance of the Receivables (other than Defaulted Receivables [and Receivables sold by the Issuer pursuant to Section 7.2 the Servicing Agreement on or prior to such date]) at such time.

[“Pool Composition Test” means [____].]

“Pool Factor” means, for any Payment Date, a six-digit decimal equal to the Pool Balance as of the end of the related Collection Period divided by the aggregate Principal Balance of the Receivables as of the Cut-Off Date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance.

[“Pre-Funding Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Administration Agreement.]

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Balance” means, as of any time, for any Receivable, the outstanding principal balance of such Receivable determined in accordance with Customary Servicing Practices.

[“Principal Payment Amount” means, for any Payment Date and any Class of Notes, the amount, if any, distributed to the Noteholders of such Class to reduce the Note Balance of such Class of Notes on such Payment Date.]

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” means the final prospectus dated [_________], 20[__] relating to the Notes.

“Purchase Agreement” means the Purchase Agreement, dated as of the Closing Date, between Santander Consumer and the Depositor, as amended, restated, modified or supplemented from time to time.

“Purchased Assets” has the meaning set forth in Section 2.1 of the Purchase Agreement.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A.

“Rating Agency” means each of [ ] and [ ].

A-32	Definitions (20[ ]-[ ])

“Rating Agency Condition” means, with respect to any event or circumstance and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event or circumstance will not cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to any of the Notes or (b) that such Rating Agency shall have been given notice of such event or circumstance at least ten (10) days prior to the occurrence of such event or circumstance (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Rating Agency) and such Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause such Rating Agency to downgrade, qualify or withdraw its rating assigned to the Notes.

[“Ratings Trigger Event” has the meaning set forth in Section 3.13 of the Servicing Agreement.]

“Receivable” means any Contract with respect to a new or used automobile, heavy-duty truck, light-duty truck, SUV or van which shall appear on the Schedule of Receivables and all Related Security in connection therewith which has not been released from the lien of the Indenture.

“Receivable Files” has the meaning set forth in Section 2.2(a) of the Servicing Agreement.

[“Receivables Contribution Agreement” means the Receivables Contribution Agreement, dated as of the Closing Date, between the Issuer and the Grantor Trust, as the same may be amended, restated, modified or supplemented from time to time.]

[“Receivables Purchase Price” means, with respect to Subsequent Receivables purchased on a Funding Date, [ ]% of the Subsequent Pool Balance of such Subsequent Receivables.]

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for any Definitive Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes and for any Book-Entry Certificates, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Receivable, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Receivable or the related Obligor.

“Redemption Date” means, in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the sum of (a) the unpaid Note Balance of all Notes redeemed, plus (b) accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

A-33	Definitions (20[ ]-[ ])

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Allocation of Principal” means, with respect to any Payment Date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such Payment Date (before giving effect to any principal payments made on the Notes on such Payment Date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Fifth Allocation of Principal for such Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Related Security” means, for any Receivable, (i) the security interest in the related Financed Vehicle, (ii) any rights to any proceeds from claims on any related Insurance Policy or refunds in connection with extended service agreements relating to such Receivable (if such Receivable became a Defaulted Receivable after the Cut-Off Date), (iii) any other property securing such Receivable and (iv) all proceeds of the foregoing.

“Relevant Trustee” means (i) prior to the payment in full of principal of and interest on the Notes, the Indenture Trustee and (ii) following the payment in full of principal of and interest on the Notes, [_______________], in its capacity as Certificate Paying Agent; provided, however, that with respect to any property that is under the joint or separate control of a co-trustee or separate trustee under the Trust Agreement or the Indenture, respectively, “Relevant Trustee” shall refer to either or both of the Certificate Paying Agent and such co-trustee or separate trustee or to either or both of the Indenture Trustee and such co-trustee or separate trustee, as the case may be.

[“Replacement Interest Rate Swap Agreement” means any ISDA Master Agreement, dated after the Closing Date, between the Replacement Swap Counterparty and the Issuer, the Schedule and Credit Support Annex thereto, dated after the Closing Date, on the Confirmations thereto, each dated after the Closing Date, and entered into pursuant to such ISDA Master Agreement, and pursuant to the conditions set forth in the Initial Interest Rate Swap Agreement, as the same may be amended or supplemented from time to time in accordance with the terms thereof.]

[“Replacement Swap Counterparty” means, with respect to any Swap Counterparty, any replacement Swap Counterparty under a Replacement Interest Rate Swap Agreement that satisfies the conditions set forth in the Interest Rate Swap Agreement.]

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

A-34	Definitions (20[ ]-[ ])

(a) entry into a material definitive agreement related to the Issuer, the Notes, the Receivables or an amendment to a Transaction Document, even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Seller is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(2) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event;

(d) an Event of Default;

(e) the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f) with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Representatives” has the meaning set forth in Section 3.7(e)(iii) of the Purchase Agreement.

“Repurchase Price” means, with respect to any Repurchased Receivable, a price equal to the outstanding Principal Balance of such Receivable plus any unpaid accrued interest related to such Receivable accrued to and including the end of the Collection Period preceding the date that such Repurchased Receivable was purchased by Santander Consumer [or the Servicer, as applicable].

“Repurchased Receivable” means a Receivable purchased by Santander Consumer pursuant to Section 3.4 of the Purchase Agreement [or by the Servicer pursuant to Section 3.6 of the Servicing Agreement].

“Requesting Investor” has the meaning set forth in Section 7.5 of the Indenture.

“Requesting Party” has the meaning set forth in Section 3.7(a) of the Purchase Agreement.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 4.1 of the Administration Agreement.

“Reserve Account Draw Amount” means, for any Payment Date, an amount equal to the lesser of (a) the Available Funds Shortfall Amount, if any, for such Payment Date and (b) the amount of cash or other immediately available funds on deposit in the Reserve Account (excluding any net investment earnings) on such Payment Date; provided, however, that if such Payment Date is the Redemption Date, the “Reserve Account Draw Amount” shall mean an

A-35	Definitions (20[ ]-[ ])

amount equal to the amount of cash or other immediately available funds on deposit in the Reserve Account on the Redemption Date.

“Reserve Account Excess Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account (excluding any net investment earnings) on that Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account on such Payment Date, over (b) the Specified Reserve Account Balance with respect to such Payment Date.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture, (b) with respect to the Owner Trustee[ or the Grantor Trust Trustee], any agent of the Owner Trustee[ or the Grantor Trust Trustee] acting under a power of attorney or any officer within the Corporate Trust Office of the Owner Trustee[ or the Grantor Trust Trustee] including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Issuer, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (c) with respect to the Servicer, Santander Consumer, the Administrator or the Seller, any officer of such Person having direct responsibility for the transactions contemplated by the Transaction Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Notes” means any Note for which no Debt-For-Tax Opinion has been rendered on or after the later of (i) the Closing Date and (ii) the most recent date on which such Note was beneficially owned by the Issuer or the single beneficial owner of the Issuer for United States federal income tax purposes.

“Review Notice” has the meaning set forth in Section 7.6(b) of the Indenture.

“Review Report” has the meaning assigned to such term in Section 3.07 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means, with respect to any Asset Review, the first date on which (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger and (b) a Noteholder Direction with respect to such Asset Review has occurred.

[“Revolving Period” means the period beginning on the Closing Date and ending on the day prior to the beginning of the Amortization Period.]

“Rule 144A” means Rule 144A under the Securities Act and any successor rule thereto.

A-36	Definitions (20[ ]-[ ])

“Rule 144A Information” means the information specified pursuant to Rule 144A(d)(4) of the Securities Act (or any successor provision thereto).

“Sale Agreement” means the Sale Agreement, dated as of the Closing Date, between the Seller and the Issuer, as the same may be amended, restated, modified or supplemented from time to time.

“Santander Consumer” means Santander Consumer USA Inc., an Illinois corporation.

“Sarbanes Certification” has the meaning set forth in Section 11.21(b)(iii) of the Indenture.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, modified or supplemented from time to time, and any successor law thereto.

[“SBNA” means Santander Bank, N.A., a national banking association.]

“Schedule of Receivables” means the electronic data file of the Receivables transferred to the [Issuer][Grantor Trust] on the Closing Date on file with the Servicer.

[“SCRA Obligor” means an Obligor who is a “servicemember” in “military service” or is a “dependent” of a “servicemember” (in each case, within the meaning of the Servicemembers Civil Relief Act).]

“Second Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance and the Class B Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for such Payment Date; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class B Notes to zero (after the application of the First Allocation of Principal).

“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Santander Drive Auto Receivables LLC, a Delaware limited liability company.

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.]

A-37	Definitions (20[ ]-[ ])

“Servicer” means [Santander Consumer][SBNA], initially, and any replacement or successor Servicer appointed pursuant to the Servicing Agreement.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for five (5) Business Days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least 25% of the Note Balance, voting together as a single Class;

(b) any failure by the Servicer to duly observe or perform in any respect any other of its covenants or agreements in the Servicing Agreement [(other than a breach of the covenant set forth in Section 3.13 of the Servicing Agreement)], which failure materially and adversely affects the rights of the Issuer or the Noteholders, and which continues unremedied for ninety (90) days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the aggregate Note Balance of all Outstanding Notes; [provided, that no Servicer Replacement Event will result from the breach by the Servicer of any covenant for which the purchase of the affected Receivable is specified as the sole remedy pursuant to Section 3.6 of the Servicing Agreement;] or

(c) the Servicer suffers a Bankruptcy Event;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by force majeure or other similar occurrence, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) calendar days and (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by force majeure or other similar occurrence, the ninety (90) day grace period referred to in such clause (b) shall be extended for an additional sixty (60) calendar days. The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event in clauses (a) or (b) above has occurred.

[“Servicer’s Certificate” means the certificate delivered pursuant to Section 3.8 of the Servicing Agreement.]

“Servicing Agreement” means the Servicing Agreement, dated as of the Closing Date, between the Issuer, [the Grantor Trust,] Santander Consumer, the Servicer and the Indenture Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

A-38	Definitions (20[ ]-[ ])

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth, (B) the Servicing Fee Rate and (C) the Pool Balance as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cut-Off Date).

“Servicing Fee Rate” means [ ]% per annum.

“Severely Distressed Receivable” means, as of any date of determination, a Receivable (other than a Repurchased Receivable) (i) that is 60 or more days delinquent or, if less than 60 days delinquent, the related Obligor has experienced a hardship and, in the judgment of the Servicer in accordance with Customary Servicing Practices, it is reasonably foreseeable that the Obligor will be unable to pay the Principal Balance of, and accrued and unpaid interest and fees on, such Receivable in accordance with its terms, (ii) that is a Defaulted Receivable, (iii) for which the Obligor is the subject of a bankruptcy or other insolvency proceeding, (iv) for which the related Financed Vehicle has been repossessed (or for which the Servicer (including any predecessor Servicer) has initiated repossession proceedings), (v) for which the related Financed Vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with Customary Servicing Practices or (vi) for which the maturity date is in less than six months and, in the judgment of the Servicer in accordance with Customary Servicing Practices, it is reasonably foreseeable that the Obligor will be unable to pay the Principal Balance of, and accrued and unpaid interest and fees on, such Receivable by the maturity date.

“Similar Law” means any applicable law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivable” means any motor vehicle receivable pursuant to which the payments due from the Obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method.

[“SOFR” means the secured overnight financing rate published for any day by the FRBNY on the FRBNY’s website, or by a successor Administrator of such benchmark rate on such successor’s website.]

[“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).]

A-39	Definitions (20[ ]-[ ])

[“SOFR Adjustment Date” means, for each Interest Period, the second U.S. Government Securities Business Day before the first day of such Interest Period.]

[“SOFR Determination Time” means 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time [Compounded SOFR][Term SOFR][30-day Average SOFR] is published [on the FRBNY’s Website][by the Term SOFR Administrator].]

[“SOFR Rate” means, with respect to the Notes as of any SOFR Adjustment Date, a rate equal to [Compounded SOFR][Term SOFR][30-day Average SOFR]; provided, that, the Administrative Agent will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.]

“Specified Reserve Account Balance” means, for any Payment Date, an amount equal to [___]% of the Pool Balance as of the Cut-Off Date; provided, however, on any Payment Date after the Notes are no longer Outstanding following payment in full of the principal of and interest on the Notes, the “Specified Reserve Account Balance” shall be $0.

“Sponsor” means Santander Consumer.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

[“Step-up Amount” means, for an Class of Notes, an amount equal to the product of (i) the Outstanding principal amount of such Class of Notes as of the immediately preceding Payment Date (after giving effect to any payments of principal made on such immediately preceding Payment Date), (ii) the applicable Step-up Rate for such Class of Notes, and (iii) [30 divided by 360].]

“Step-up Rate” means, for each Class of Notes, a rate equal to [__].]

“Sub-Servicer” means any Affiliate of the Servicer or any sub-contractor to whom any or all duties of the Servicer (including, without limitation, its duties as custodian) under the Transaction Documents have been delegated in accordance with Section 5.5 of the Servicing Agreement.

“Subject Receivables” has the meaning assigned to such term in the Asset Representations Review Agreement.

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuer to the Swap Counterparty under an Interest Rate Swap Agreement where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event ”), as each such term is defined in such Interest Rate Swap Agreement.]

[“Subsequent Conveyed Assets” means (a) the Subsequent Transferred Assets, (b) all of the Issuer’s rights under the Sale Agreement and (c) all proceeds of the foregoing.

A-40	Definitions (20[ ]-[ ])

[“Subsequent Cut-Off Date” means, with respect to any Subsequent Receivable, the date specified in the Notice of Funding Date related to such Subsequent Receivable.]

[“Subsequent Pool Balance” means, with respect to all of the Subsequent Receivables transferred on a Funding Date, the aggregate Principal Balance of such Subsequent Receivables as of the related Subsequent Cut-Off Date.]

[“Subsequent Purchased Assets” has the meaning set forth in Section 2.2 of the Purchase Agreement.]

[“Subsequent Receivable” means a Receivable transferred to the Issuer by the Seller on a Funding Date.]

[“Subsequent Reserve Account Deposit Amount” means, with respect to a Funding Date, an amount equal to [ ]% of the Subsequent Pool Balance of the Subsequent Receivables transferred on such Funding Date.]

[“Subsequent Transferred Assets” means (a) the Subsequent Purchased Assets, (b) all of the Seller’s rights under the Purchase Agreement and (c) all proceeds of the foregoing.]

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable.

[“Swap Collateral Account” means a single, segregated trust account in the name of the Indenture Trustee, which shall be designated as the “Swap Collateral Account” which shall be held in trust for the benefit of the Noteholders established pursuant to Section 4.4(e) of the Administration Agreement.]

[“Swap Counterparty” means the Initial Swap Counterparty and any Replacement Swap Counterparty.]

[“Swap Payment Date” means the date on which Net Swap Receipts or Net Swap Payments, as applicable, are made pursuant to the Interest Rate Swap Agreement.]

[“Swap Replacement Proceeds” means any amounts received from a Replacement Swap Counterparty in consideration for entering into a Replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.]

[“Swap Termination Payment” means any payment due to the Swap Counterparty by the Issuer or to the Issuer by the Swap Counterparty, including interest that may accrue thereon, under the Interest Rate Swap Agreement due to a termination of the Interest Rate Swap Agreement due to an “event of default” or “termination event” under the Interest Rate Swap Agreement.]

[“Swap Termination Payment Account” means an Eligible Account held in the United States in the name of the Indenture Trustee which shall be held in trust for the benefit of the

A-41	Definitions (20[ ]-[ ])

Noteholders and the Swap Counterparty pursuant to Section 4.10(b) of the Administration Agreement.]

[“Target Reinvestment Amount” means, as of any Payment Date during the Revolving Period, the excess, if any, of the aggregate principal amount of the Notes as of the preceding Payment Date or the Closing Date, as applicable, plus the Targeted Overcollateralization Amount over the [Adjusted] Pool Balance as of the last day of the monthly period related to the then current Payment Date.]

“Targeted Overcollateralization Amount” means, [for each Payment Date, the [sum][greater] of (a)[(i) for each Payment Date on or prior to the Payment Date on which the Class [•] Notes are paid in full, [ ]% of the Pool Balance as of the last day of the related Collection Period and (ii) for each Payment Date after the Payment Date on which the Class [•] Notes are paid in full, [ ]% of the Pool Balance as of the] last day of the related Collection Period and [(b)] [ ]% of the Pool Balance as of the Cut-Off Date].

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation.

[“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable interest accrual period at the SOFR Determination Time, as such rate is published by the Term SOFR Administrator; provided, however, that if as of the SOFR Determination Time on such date, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the date of such SOFR Determination Time.]

[“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator).]

[“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.]

“Test Fail” has the meaning assigned to such term in the Asset Representations Review Agreement.

“Third Allocation of Principal” means, with respect to any Payment Date, an amount equal to (1) the excess, if any, of (a) the sum of the Class A Note Balance, the Class B Note Balance and the Class C Note Balance as of such Payment Date (before giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such

A-42	Definitions (20[ ]-[ ])

Payment Date) over (b) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for such Payment Date; provided, however, that the Third Allocation of Principal on and after the Final Scheduled Payment Date for the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding Note Balance of the Class C Notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Depository Agreement, the Sale Agreement, the Servicing Agreement, the Purchase Agreement, the Administration Agreement[, the Interest Rate Swap Agreement,] the Trust Agreement[, the Grantor Trust Agreement, the Receivables Contribution Agreement] and the Asset Representations Review Agreement, as the same may be amended, restated, supplemented or modified from time to time.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” means the Collection Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Depositor and the Owner Trustee, as the same may be amended, restated, modified or supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) [the Receivables acquired by the Issuer under the Sale Agreement, the Related Security relating thereto and Collections thereon after the Cut-Off Date][the Grantor Trust Certificate], (ii) [all Receivable Files][all of the Issuer’s right, title and interest in and to the Grantor Trust Estate], (iii) the rights of the Issuer to the funds on deposit from time to time in the Trust Accounts and any other account or accounts (other than the Certificate Distribution Account) established pursuant to the Indenture or the Administration Agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein, other than as provided in Section 3.7 of the Servicing Agreement), (iv) the rights of the Seller, as buyer, under the Purchase Agreement, (v) the rights of the Issuer under the Sale Agreement, the Servicing Agreement and the Administration Agreement [and the Interest Rate Swap Agreement] and (vi) all proceeds of the foregoing.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

[“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.]

A-43	Definitions (20[ ]-[ ])

“Underwriter” or “Underwriters” means, collectively, [ ], [ ] and [ ].

“Underwriting Agreement” means the Underwriting Agreement, dated as of [ ], 20[ ], among [ ], on its own behalf and as representative of the several underwriters named therein, Santander Consumer and the Depositor.

“United States” or “USA” means the United States of America (including all states, the District of Columbia, territories and political subdivisions thereof).

“Unrelated Amounts” means (a) amounts deposited by the Servicer (including any predecessor Servicer) or an Affiliate into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the Servicer (including any predecessor Servicer) or an Affiliate into the Collection Account as Collections but which were later determined by the Servicer to not constitute Collections with respect to the Receivables and (c) amounts received by the Servicer (including any predecessor Servicer) or an Affiliate with respect to a Receivable that the Servicer (or any predecessor Servicer) or an Affiliate is prohibited from depositing into the Collection Account or otherwise remitting to the Issuer by law or court order, the direction of a regulatory authority or regulatory guidance.

[“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.]

“U.S. Person” means a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code, generally including:

(a) a citizen or resident of the United States;

(b) a corporation or partnership organized in or under the laws of the United States, any State or the District of Columbia;

(c) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(d) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as one additional piece of documentation reasonably satisfactory to the recipient, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Agreement, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder

A-44	Definitions (20[ ]-[ ])

shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

A-45	Definitions (20[ ]-[ ])